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Exhibit 99.3

THE HERTZ CORPORATION

OFFERS TO EXCHANGE THE NOTES SET FORTH BELOW, EACH OF WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO THE PROSPECTUS DATED               , 2013:

$250,000,000 AGGREGATE PRINCIPAL AMOUNT OF 6.75% SENIOR NOTES DUE 2019 FOR ANY AND ALL OUTSTANDING 6.75% SENIOR NOTES DUE 2019 ISSUED ON MARCH 13, 2012;

$700,000,000 AGGREGATE PRINCIPAL AMOUNT OF 5.875% SENIOR NOTES DUE 2020 FOR ANY AND ALL OUTSTANDING 5.875% SENIOR NOTES DUE 2020 ISSUED ON OCTOBER 16, 2012; AND

$500,000,000 AGGREGATE PRINCIPAL AMOUNT OF 6.250% SENIOR NOTES DUE 2022 FOR ANY AND ALL OUTSTANDING 6.250% SENIOR NOTES DUE 2022 ISSUED ON OCTOBER 16, 2012

THE EXCHANGE OFFERS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON                                , 2013, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR
TO THE EXPIRATION DATE.

To Our Clients:

        Enclosed for your consideration is a Prospectus, dated                                    , 2013 (as the same may be amended or supplemented from time to time, the "Prospectus"), of The Hertz Corporation, a Delaware corporation (the "Company"), and certain subsidiaries of the Company (the "Guarantors"), and accompanying Letter of Transmittal (the "Letter of Transmittal"), relating to the Company's offers to exchange (the "Exchange Offers") up to $250,000,000 aggregate principal amount of its 6.75% Senior Notes due 2019 (the "Exchange 2019 Notes"), up to $700,000,000 aggregate principal amount of its 5.875% Senior Notes due 2020 (the "Exchange 2020 Notes") and up to $500,000,000 aggregate principal amount of its 6.250% Senior Notes due 2022 (the "Exchange 2022 Notes" and, together with the Exchange 2019 Notes and the Exchange 2020 Notes, the "Exchange Notes"), in each case which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of its outstanding 6.75% Senior Notes due 2019 issued on March 13, 2012 (the "Outstanding 2019 Notes"), 5.875% Senior Notes due 2020 (the "Outstanding 2020 Notes") and 6.250% Senior Notes due 2022 (the "Outstanding 2022 Notes" and, together with the Outstanding 2019 Notes and the Outstanding 2020 Notes, the "Outstanding Notes"), respectively, in integral multiples of $2,000 and multiples of $1,000 in excess thereof, upon the terms and subject to the conditions set forth in the enclosed Prospectus and Letter of Transmittal.

        The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offers, except that the Exchange Notes, upon the terms and subject to the conditions set forth in the enclosed Prospectus and Letter of Transmittal, will be registered under the Securities Act, and will not contain restrictions on transfer or provisions relating to additional interest, will bear a different CUSIP or ISIN number from the Outstanding Notes and will not entitle their holders to registration rights. The Outstanding Notes are unconditionally guaranteed (the "Old Guarantees") by the Guarantors, and the Exchange Notes will be unconditionally guaranteed (the "New Guarantees") by the Guarantors. Upon the terms and subject to the conditions set forth in the enclosed Prospectus and Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offers in exchange for the Old Guarantees of the

Outstanding Notes for which such Exchange Notes are issued in the Exchange Offers. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the "Exchange Offers" include the Guarantors' offer to exchange the Old Guarantees for the New Guarantees, references to the "Exchange Notes" include the related New Guarantees and references to the "Outstanding Notes" include the related Old Guarantees.

        The Company will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offers is subject to certain conditions described in the Prospectus. The Exchange Offers are being made in order to satisfy certain obligations of the Company contained in the exchange and registration rights agreements, dated as of March 13, 2012 and November 19, 2012, in each case by and among the Company, certain of the Guarantors named therein and the initial purchaser(s) of the Outstanding Notes named therein, relating to the Outstanding Notes.

        The enclosed materials are being forwarded to you as the beneficial owner of the Outstanding Notes held by us for your account but not registered in your name. A tender of such Outstanding Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender their Outstanding Notes in the Exchange Offers.

        Accordingly, we request instructions as to whether you wish to tender any or all such Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us tender any or all of your Outstanding Notes, please so instruct us by completing, signing and returning to us the "Instructions to Registered Holder from Beneficial Owner" form that appears below. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Outstanding Notes.

        The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.

        If we do not receive written instructions in accordance with the below and in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Outstanding Notes on your account.

 INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

        The undersigned beneficial owner acknowledges receipt of your letter and the accompanying Prospectus, dated                                    , 2013 (as the same may be amended or supplemented from time to time, the "Prospectus"), and Letter of Transmittal (the "Letter of Transmittal") relating to the offers by The Hertz Corporation (the "Company") and certain subsidiaries of the Company (the "Guarantors") to exchange (the "Exchange Offers") up to $250,000,000 aggregate principal amount of its 6.75% Senior Notes due 2019 and related guarantees (the "Exchange 2019 Notes"), up to $700,000,000 aggregate principal amount of its 5.875% Senior Notes due 2020 and related guarantees (the "Exchange 2020 Notes") and up to $500,000,000 aggregate principal amount of its 6.250% Senior Notes due 2022 and related guarantees (the "Exchange 2022 Notes" and, together with the Exchange 2019 Notes and the Exchange 2020 Notes, the "Exchange Notes"), in each case which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of its outstanding 6.75% Senior Notes due 2019 issued on March 13, 2012 and related guarantees (the "Outstanding 2019 Notes"), 5.875% Senior Notes due 2020 and related guarantees (the "Outstanding 2020 Notes") and 6.250% Senior Notes due 2022 and related guarantees (the "Outstanding 2022 Notes" and, together with the Outstanding 2019 Notes and the Outstanding 2020 Notes, the "Outstanding Notes"), respectively, upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal.

        This will instruct you, the registered holder, to tender the principal amount of the Outstanding Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Principal Amount of Outstanding Notes Held for Account Holder(s)	Class of Outstanding Notes to Be Tendered	Principal Amount of Outstanding Notes to Be Tendered*

*
Unless otherwise indicated, the entire principal amount of Outstanding Notes held for the account of the undersigned will be tendered.

        If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the representations that the undersigned (i) is acquiring the Exchange Notes in the ordinary course of business, (ii) has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes or the Outstanding Notes (within the meaning of the Securities Act), (iii) is not an "affiliate" (as defined in Rule 405 of the Securities Act) of the Company or the Guarantors, (iv) if not a broker-dealer, is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes, (v) if a broker-dealer, will receive the Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities and will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale or transfer of such Exchange Notes, and (vi) is not acting on behalf of any person who could not truthfully make the foregoing representations.

        If a holder of the Outstanding Notes (i) is not acquiring the Exchange Notes in the ordinary course of business, (ii) has an arrangement or understanding with any person to participate in a distribution of the Exchange Notes or the Outstanding Notes (within the meaning of the Securities Act), (iii) is an "affiliate" (as defined in Rule 405 of the Securities Act) of the Company or the Guarantors, (iv) is not a broker-dealer and is engaged in, or intends to engage in, the distribution of the Exchange Notes, (v) is a broker-dealer and will not receive the Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities and will not deliver a prospectus meeting the requirements of the Securities Act in connection with any resale or transfer of such Exchange Notes, or (vi) is acting on behalf of any person who could not truthfully make the representations in the above paragraph, then such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction.

SIGN HERE
Signature(s):
Print Name(s):
Date:
Address:	(Please include Zip Code)
Telephone Number:	(Please include Area Code)

Taxpayer Identification Number or Social Security Number:
My Account Number With You:

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  Exhibit 99.3
THE HERTZ CORPORATION
INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER